UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2024

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39683	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Shoreline Drive, Suite 500, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement grant pursuant to Nasdaq Listing Rule 5635(c)(4) in the form of stock options to purchase 275,000 shares (the “Inducement Grant”) of Rezolute, Inc. (the “Company”) common stock to Daron Evans at an exercise price of $1.02, in connection with his employment, is incorporated by reference. The Inducement Grant is exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 23, 2024, the Company’s Board of Directors approved the appointment of Mr. Evans, 50 years of age, to serve as the Company’s Chief Financial Officer. Prior to joining the Company, he served as Chief Executive Officer of AlloRock, Inc., a biotechnology company in the cardiometabolic disease space, as well as Chief Executive Officer of Specialty Renal Products, Inc., a medical device company in the dialysis space. Previously, Mr. Evans served as Chief Executive Officer of Nephros, Inc, and Chief Financial Officer of Nile Therapeutics, Inc. Since 2015, Mr. Evans has been Managing Director of PoC Capital, LLC, a fund focused on investing in public life science companies.

In connection with Mr. Evans’ appointment as Chief Financial Officer of the Company, the Company extended Mr. Evans an employment offer letter (the “Offer Letter”). The Offer Letter provides for the following compensation: (i) an annual base salary of $275,000; (ii) eligibility to receive an annual performance bonus with a target of 50% of Mr. Evans’ base salary, on December 31st of each year; and (iii) the Inducement Grant. The stock options issued as the Inducement Grant will vest and become exercisable as to 25% of the underlying shares on the first anniversary of the grant date, and will vest and become exercisable as to the remaining 75% of the underlying shares in 36 equal monthly installments from the first anniversary of the grant date, subject to his continued employment with the Company on such vesting dates. If the Company is acquired during his employment, all remaining options will automatically vest.

All stock awards are subject to recovery to other penalties pursuant to (i) the Company’s clawback policy, as may be adopted or amended from time to time, or (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted pursuant thereto.

Mr. Evans will be subject to customary restrictive covenants in the Offer Letter, including nondisclosure of confidential information, nondisparagement and the return of Company property. The foregoing description of the terms of the Offer Letter is qualified in its entirety by reference to the Employment Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

There are no understandings or arrangements with any persons regarding the appointment of Mr. Evans to the position of Chief Financial Officer, there are no reportable related-party transactions with Mr. Evans, and there are no family relationships between him and any other officer or director of the Company. Additionally, Mr. Evans has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 23, 2024, the Company issued a press release announcing that the U.K. Medicines and Healthcare products Regulatory Agency has awarded the innovative medicine designation, the Innovation Passport, to RZ358 for the treatment of hypoglycemia due to congenital hyperinsulinism.

On January 24, 2024, the Company issued a press release announcing the appointment of Mr. Evans as the Company’s Chief Financial officer.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter with Daron Evans
99.1	Press Release, dated January 23, 2024
99.2	Press Release, dated January 24, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: January 29, 2024	By:	/s/ Nevan Charles Elam
Nevan Charles Elam
Chief Executive Officer